UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 8, 2003

PROTEIN DESIGN LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

34801 Campus Drive Fremont, California 94555
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 574-1400

Not Applicable
(Former name or former address, if changed since last report)

Item 5.  Other Matters.

On July 8, 2003, Protein Design Labs, Inc. (“PDL”) announced the pricing of its convertible subordinated notes due 2023.

The foregoing matter is discussed in greater detail in PDL’s press release, a copy of which is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 8, 2003 regarding pricing of convertible subordinated notes due 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEIN DESIGN LABS, INC.

Date: July 8, 2003

	By:	/s/ Sergio Garcia-Rodriguez
Sergio Garcia-Rodriguez
Vice President, Legal, General Counsel and Assistant Secretary